EXHIBIT 10.4

                              MANAGEMENT AGREEMENT



THIS AGREEMENT made effective November 1, 2000

BETWEEN:




     Phage Therapeutics International Inc., a body corporate, duly incorporated under the Laws of the state of Florida, United States of America, having its head office situated at 22116 - 23rd Drive SE, Bothell, WA 98021

     (hereinafter called the " Corporation")

                                OF THE FIRST PART

AND:


     Stealth Investments Corp., a body corporate, duly incorporated under the laws of the Province of British Columbia, having its head office at 534 West Pender Street, Vancouver, BC V6B 1V5;


     (hereafter called the "Manager")

                               OF THE SECOND PART


WHEREAS:

     The Corporation is engaged in the Bio-Technology industry and requires the services of a manager to fulfill the day-to-day responsibilities imposed on the Corporation; and

     The Manager has agreed to act as Manager of the Corporation;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the premises, the mutual covenants and agreements herein contained the parties hereto hereby agree as follows:

1.       The Corporation hereby agree to retain the services of the Manager.

2. The retention of the Manager shall be for a month to month period commencing November 1, 2000, and continuing thereafter from year to year unless and until terminated as hereinafter provided.

3. The Manager shall serve the Corporation and any subsidiaries from time to time owned by the Corporation in such capacity or capacities and shall perform such duties and exercise such powers as may from time to time be determined by Resolution of the Board of Directors of Corporation.

4. Subject to the control vested in the Board of Directors with respect to the activities of the Manager, the Manager shall have from the date of commencement of this Agreement, the authority and responsibility to deal with the following subject matters:


          a. maintaining the services of accounting and legal professionals for the purposes of reviewing all prospects introduced to the Corporation for investment or participation;

          b. arranging for and securing financing for the Corporation as may be permitted by regulatory bodies;

          c. arranging for timely disclosure of all material facts in the affairs of the Corporation, such as regulatory filings, timely financial disclosures and issuance of News Releases;

          d.   establishing and maintaining suitable banking relations;



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          e.   ensuing  the  maintenance  of  proper   accounting   records  and
               compiling monthly statements of the source and application of funds;

          f. arranging for payment of all payables of the Corporation and/or any subsidiaries;

          g.   perusing   and   replying   to  all   corporate   inquiries   and
               correspondence;

          h. securing and obtaining for the benefit of the Corporation competent tax advice, legal advice and services and accounting services; and

          i. all such other duties as may be imposed upon the Manager from time to time due to the nature of the Corporation's business.

5. The remuneration of the Manager for his services hereunder shall be at the rate of $15,000 US per month for a term of one year (together with any such increments thereto as the Board of Directors of the
         Corporation may from time to time a lot) payable in equal monthly installments in advance of the first business day of each calendar month, the first such installment to be payable on the first day of November.

6. The Manager shall be reimbursed for all travelling and out-of-pocket expenses actually and properly incurred by it in connection with its duties hereunder. In respect of expenses, the Manager shall provide statements and vouchers to the Corporation as and when required by it.


7. The terms "subsidiary" and "subsidiaries" as used herein mean any corporation or Corporation of which more than 50% of the outstanding shares carrying voting rights at all times are for the time being owned by or held for the benefit of the Corporation and include any corporation or company in like relation to a subsidiary.

8. Any notice required or permitted to be given hereunder to the Manager or to the Corporation shall be given by registered mail, postage prepaid, addressed to the Manager or the Corporation at their respective registered offices from time to time in existence. Any notice mailed as aforesaid shall be deemed to have been received y the Addressee on the second business day following the date of mailing.

9.       This Agreement may be terminated:


          a. by the Manager or sixty (60) days written notice to the Corporation; or

          b. by the Corporation on sixty (60) days written notice to the Manager.


10. The provisions of the Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington.



11. This Agreement may be executed by facsimile and in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument, and any facsimile signature shall be taken as an original.

IN WITNESS WHEREOF, the parties hereto have hereunto caused these presents to be executed, as of the day and year first above written.



PHAGE THERAPEUTICS

INTERNATIONAL, INC.                                  STEALTH INVESTMENTS CORP.

/s/ Richard Honour /s/                                 /s/ Darren Pylot /s/
----------------------                                 --------------------

Per: Authorized Signatory                            Per: Authorized Signatory